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 EXHIBIT 77(0) Morgan Stanley Dean Witter Select Dimensions
 Investment Series 10f-3 Transactions TOTAL ISSUED SECURITY DATE PRICE SHARES % OF PRINCIPAL PURCHASED PURCHASED SHARES
   PURCHASED ASSETS AMOUNT BY FUND BROKER(S) American Opp
Portfolio: Marimba 4/29/99 $20 4,100 .017% $80,000,000 .103%
 Soundview Media Metrix 5/7/99 $17 2,600 .009% $51,000,000
 .087% Donaldson Lufkin The Goldman Sachs Group 5/3/99 $53 35,700 .391% $3,657,000,000 .052% Goldman Sachs The Seagram
   Company 6/15/99 $50.13 39,000 .406% $927,312,500 .211%
   Goldman Sachs MarketWatch.com 1/15/99 $17 1,000 .004% $46,750,000 .196% BT Alex Brown Perot Systems 2/1/99 $16
1,200 .005% $104,000,000 .018% Warburg Dillon Vignette Corp.
    2/18/99 $19 2,800 .013% $76,000,000 .070% Soundview
Developing Growth Portfolio: Autobytel.com 3/26/99 $23 1,100
       .031% $103,500,000 .024% BT Alex Brown Brocade
  Communications Systems 5/24/99 $19 400 .009% $61,750,000
 .068% Friend Co. Cinar Corporation 3/3/99 $20 9,000 .220%
$140,000,000 .129% Furman Selz DLJ Direct 5/25/99 $20 1,100
     .025% $320,000,000 .036% Donaldson Lufkin Entercom Communications 1/28/99 $22.50 3,500 .089% $306,618,750 .026%
 First Boston Infocure 4/21/99 $26 12,000 .374% $97,734,000
 .319% Robinson Humphrey ITC Deltacom 5/6/99 $21 5,000 .125%
   $110,250,000 .095% Suntrust Equitable MarketWatch.com 1/15/99 $17 400 .008% $46,750,000 .015% BT Alex Brown Mede
  America Corp 2/1/99 $13 3,600 .052% $60,000,200.00 .078%
   Smith Barney MKS Instruments 3/30/99 $14 10,600 .176% $91,000,000 .163% Nations Banc Mont. Modem Media 2/4/99 $16
1,000 .018% $41,600,000 .038% BancAmerica Robert NETObjects
   5/7/99 $12 1,600 .030% $72,000,000 .025% BT Alex Brown
    Nvidia Corp. 1/21/99 $12 900 .013% $42,000,000 .026%
 Donaldson Lufkin Prodigy Communications Corp. 2/10/99 $15 5,800 .106% $150,000,000 .058% Bear Stearns, Inc. Seminis,
  Inc. 6/29/99 $15 25,000 .411% $206,250,000 .182% Goldman
    Sachs Skechers U.S.A., Inc. 6/9/99 $11 10,000 .125%
 $77,000,000 .143% Deutsche Banc Smith-Gardner 1/29/99 $12
   1,000 .013% $52,920,000 .023% BT Alex Brown Star Media
     Network 5/25/99 $15 1,775 .032% $105,000,000 .025%
BancBoston Rob St. The Corporate Executive Board 2/23/99 $19
  7,900 .179% $155,556,800 .096% Smith Barney Time Warner
  Telecom Inc. 5/11/99 $14 7,900 .128% $252,000,000 .044%
  Scott & Strignf United Pan-Europe Communications 2/11/99 $32.78 3,600 .143% $131,120,000 .090% Goldman Sachs Viatel,
 Inc. 6/23/99 $47 5,000 .265% $235,000,000 .100% Southeast
 Research Vignette Corp. 2/18/99 $19 600 .014% $76,000,000
     .015% Soundview Webtrends 2/19/99 $13 9,700 .155%
 $45,500,000 .277% Dain Rausher Ziff-Davis Inc. 3/30/99 $19
1,500 .034% $19,000,000 .150% Goldman sachs Ziplink 5/26/99
 $14 5,000 .084% $49,000,000 .143% Jeffries & Co. Dividend
Growth Portfolio: Delphi Automotive Systems Corp. 2/4/99 $17
  18,000 .042% $1,700,000,000 .018% Schroder & Co. Global
Equity Portfolio: Allgreen Properties Limited 4/28/99 $1.03
 250,000 .196% $257,500,000 .100% Warburg Dillon Read Grupo
       Ferrovial, S.A. 5/3/99 Ptas 3818 20,000 .367%
   Ptas10,512,713,019 .046% JP Morgan Korea Telecom Corp. 5/26/99 $27.56 45,000 .976% $2,485,664,291 .050% Salomon
Smith Barney Synstar 2/23/99 $.61 550,000 .272% $61,000,000
 .546% Deutche Bank The Future Network 6/18/99 385p 30,000 .086% 17,325,000,000p .067% Merrill Lynch Growth Portfolio:
  American Tower Corp. 2/3/99 $25 4,000 .180% $482,500,000
    .021% Bear Stearns Ask Jeeves 6/30/99 $14 400 .010%
$42,000,000 .013% BancBoston Robert St Autobytel.com 3/26/99
 $23 400 .020% $103,500,000 .009% BT Alex Brown Autoweb.com
  3/22/99 $14 200 .010% $70,000,000 .003% CS First Boston
    Brocade Communications Systems 5/24/99 $19 200 .010% $61,750,000 .006% BT Alex Brown Clear Channel Communication
  5/19/99 $70.625 2,600 .300% $1,412,500,000 .014% BT Alex
    Brown Copper Mountain Networks 5/12/99 $21 300 .000%
      $84,000,000 .008% BancBoston Robertson St Destia Communications 5/5/99 $10 100 .000% $65,000,000 .002% First
 Boston DLJ Direct 6/25/99 $20 700 .020% $320,000,000 .004%
 Merrill Lynch Entercom Communications 1/28/99 $22.50 1,900
  .080% $244,125,000 .018% CS First Boston IXL Enterprises 6/2/99 $12 1,000 .020% $72,000,000 .017% Donaldson Lufkin L-
      3 Communications Holdings 2/5/99 $42 1,500 .110% $388,500,000 .016% Lehman Brothers Lowe's Companies, Inc.
  2/24/99 $58 1,100 .120% $278,400,000 .023% Merrill Lynch
Marimba 4/29/99 $20 300 .010% $60,000,000 .008% First Boston
MarketWatch.com 1/15/99 $17 200 .010% $46,750,000 .007% DLJ
& Alex Brown Mede America Corporation 2/1/99 $13 100 .0046%
 $54,166,671 .002% Salomon Smith Barney Media Metrix 5/7/99
   $17 300 .010% $51,000,000 .010% DLJ MPATH Interactive
 4/29/99 $18 600 .010% $70,200,000 .013% BancBoston Robert
 Steph Neon Systems 3/5/99 $15 200 .010% $40,500,000 .007%
 DLJ NETObjects 5/7/99 $12 1,500 .030% $72,000,000 .025% BT
 Alex Brown Perot Systems 2/1/99 $16 200 .0057% $88,000,000
 .004% Merrill Lynch Prodigy Communications 2/11/99 $15 300 .010% $120,000,000 .004% Volpe Safeway Inc. 2/11/99 $52.6875
 5,000 .500% $1,040,578,125 .025% SBC Warburg Smith-Gardner
   1/29/99 $12 400 .515% $52,920,000 .009% Soundview Tech
     Vignette Corp. 100 Webtrends 2/19/99 $13 100 .000%
$39,000,000 .003% Soundview Wesco International 5/11/99 $18
 5,600 .170% $175,000,000 .058% Lehman Brothers Ziff-Davis
Inc. 3/30/99 $19 700 .020% $190,000,000 .007% Goldman Sachs
  Mid-Cap Growth Portfolio: Brocade Communications Systems
    5/24/99 $19 2,600 .166% $61,750,000 .080% Friend Co.
      Entercom Communications 1/28/99 $22.50 400 .031% $306,618,750 .003% First Boston Keebler Foods Company
1/20/99 $33.44 20,000 2.274% $541,687,500 .123% First Boston
Marimba 4/29/99 $20 5,300 .348% $80,000,000 .133% Soundview
 MarketWatch.com 1/15/99 $17 100 .006% $46,750,000 .004% BT
 Alex Brown Nvidia Corp. 1/21/99 $12 100 .004% $42,000,000
 .003% Donaldson Lufkin Prodigy Communications 2/10/99 $15
  700 .038% $150,000,000 .007% Bear Stearns Opportunities
Portfolio: Copper Mountain Networks 5/12/99 $21 1,900 .008% $84,000,000 .048% Raymond James RCN Corporation 5/26/99 $39
    5,000 .042% $312,000,000 .063% Salomon Smith Barney
  Utilities Porfolio: Azurix Corp 6/9/99 $19 25,000 .067% $695,400,000 .068% Merrill Lynch Copper Mountain Networks. 5/12/99 $21 400 .008% $84,000,000 .010% Raymond James SBA
  Communications Corp. 6/16/99 $9 60,000 .019% $9,000,000
  6.000% Lehman Brothers American Opportunities Portfolio
   Brocade Communications Systems 5/24/99 $19 2,200 .009% $61,750,000 .068% Friend Co. DLJ Direct 5/25/99 $20 5,700
         .025% $320,000,000 .036% Donaldson Lufkin




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